EXHIBIT 10.2

Drewrys Brewing Company
5402 Brittany Drive
McHenry, IL 60050

I, Francis P. Manzo, of 5402 Brittany Drive, City of McHenry, County of McHenry, State of Illinois, in consideration of $275.00, to me paid by Drewrys Brewing Company (a Nevada Corporation), the receipt of which is hereby acknowledged, do hereby grant, sell, transfer and deliver unto Drewrys Brewing Company, the following property namely:

The right and title to the Trademark issued by the United State Patent and Trademark Office for the Trademark, “HOLIHAN” issued by the USPTO on September 7th, 2010, Reg. No. 3,846,803.

To have and to hold the same to Drewrys Brewing Company, and its administrators, successors and assigns, to their use forever. And I hereby covenant with the grantee Drewrys Brewing Company that I am the lawful owner of said goods; that they are free from all encumbrances; that I have good right to sell the same as aforesaid; and that I will warrant and defend the same against the lawful claims and demands of all persons.

In witness, whereof, I, Francis P. Manzo (seller) hereunto set my hand, this 29TH day of October, 2010.

Yours very truly,

/s/  Francis P. Manzo III
Francis P. Manzo III

Witness:

/s/ Richard J. Lucchessi
Richard J. Lucchessi

“Official Seal”
RICHARD J. LUCCHESI
NOTARY PUBLIC, STATE OF ILLINIOS
MY COMMISSION EXPIRES 10/17/2011